UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2008, Generex Biotechnology Corporation received notice from The Nasdaq Stock Market informing Generex that it does not comply with Marketplace Rule 4310(c)(4), which requires Generex to have a minimum bid price per share of at least $1.00 for thirty (30) consecutive business days.

In accordance with Marketplace Rule 4310(c)(8)(D), Generex has 180 calendar days, or until January 20, 2009, to regain compliance with the Rule. If, at anytime prior to January 20, 2009, the bid price of Generex’s common stock closes at $1.00 per share or more for a minimum period of ten (10) consecutive business days, Generex will regain compliance with the Rule.

As described in its recent filings with the Securities and Exchange Commission, Generex has on-going enrollment of patients in late-stage clinical trials of its flagship product, Generex Oral-lyn™, in the United States, Canada, Europe and certain countries in Eastern Europe. As these trials progress, Generex expects to use the data collected from these trials in the regulatory filings for product approvals in the United States, Canada and Europe. Generex believes that as these trials progress, investor confidence in Generex will increase, which would have a positive effect on its stock price, such that its common stock would meet the minimum bid price requirement under Marketplace Rule 4310(c)(4).

In the event compliance with Marketplace Rule 4310(c)(4) cannot be demonstrated by January 20, 2009, the Staff will determine whether Generex meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If Generex meets the initial listing criteria, the Staff will grant an additional 180 calendar day period for Generex to regain compliance. If Generex cannot regain compliance and is not eligible for an additional compliance period, the Staff will notify Generex that its securities will be delisted, at which time Generex may appeal the Staff’s determination to a Listing Qualifications Panel.

Safe Harbor Statement

This Current Report on Form 8-K, the attached release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as “expects,’’ “plans,’’ “intends,’’ “believes,’’ “will,’’ “estimates,’’ “forecasts,’’ “projects,’’ or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase’’ of clinical trials. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Generex Biotechnology Corporation., dated July 25, 2008, reporting Generex’s receipt of Nasdaq notice dated July 23, 2008. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: July 25, 2008	By:	/s/ Rose C. Perri

Chief Operating Officer and Chief Financial Officer (principal financial officer)